UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 22, 2008
SS&C Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-135139	06-1169696

(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation)	File Number)	Identification No.)

80 Lamberton Road, Windsor, CT	06095

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 298-4500

(Former Name or Former Address, if Changed Since Last Report)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
          ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
          ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
          ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
          ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          On April 22, 2008, SS&C Technologies Holdings, Inc. (the “Company”), a Delaware corporation and the parent company of SS&C Technologies, Inc. (“SS&C”), entered into (i) an amendment (the “Stockholders Agreement Amendment”) to the Stockholders Agreement (the “Stockholders Agreement”), dated as of November 23, 2005, by and among the Company, Carlyle Partners IV, L.P., a Delaware limited partnership (“CP IV”), CP IV Coinvestment, L.P., a Delaware limited partnership (together with CP IV, the “Carlyle Stockholders”), and William C. Stone (the “Executive”), (ii) an amendment (the “Service Provider Stockholders Agreement Amendment”) to the Service Provider Stockholders Agreement (the “Service Provider Stockholders Agreement”), dated as of November 23, 2005, by and among the Company, the Carlyle Stockholders and the service providers that hold securities of the Company and that are or become a party thereto (the “Service Provider Stockholders”) and (iii) an amendment (the “Management Agreement Amendment”) to the Management Agreement (the “Management Agreement”), dated as of November 23, 2005, by and among the Company, the Executive and TC Group, L.L.C., an affiliate of the Carlyle Stockholders.
          The Stockholders Agreement Amendment provides, among other things, that:
•	the Carlyle Stockholders and the Executive (the “Principal Stockholders”) may effect transfers pursuant to an effective registration statement under the Securities Act of 1933 (the “Securities Act”) without the prior written approval of a majority of the members of the Board of Directors of the Company (the “Board”), which such majority must include a designee of the Executive so long as the Executive is the chief executive officer of the Company (the “Majority Members”);

•	as of the consummation of the Company’s initial public offering (“IPO”), the Principal Stockholders may effect transfers to third parties pursuant to Rule 144 promulgated under the Securities Act without the prior written approval of the Majority Members;

•	effective as of, and subject to, the closing of the IPO, the Principal Stockholders shall take such action as may be required to increase the size of the Board from six members to seven members, with the additional director to be collectively nominated by the Carlyle Stockholders and the Executive; and

•	effective as of, and subject to, the closing of the IPO, the director removal provisions of the Stockholders Agreement shall terminate.
          The Service Provider Stockholders Agreement Amendment provides, among other things, that:
•	the Service Provider Stockholders may effect transfers pursuant to an effective registration statement in connection with the IPO to third parties without the prior written approval of the Majority Members; and

•	third party transferees are not required to become parties to the Service Provider Stockholders Agreement as a result of transfers made pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 promulgated under the Securities Act.
          The Management Agreement Amendment provides that the Management Agreement will terminate upon the consummation of the IPO.

          The Executive is the Chairman of the Board and Chief Executive Officer of the Company. As of December 31, 2007, the Executive beneficially owned approximately 31% of the common stock of the Company. As of December 31, 2007, the Carlyle Stockholders beneficially owned approximately 72% of the common stock of the Company. The Board members affiliated with the Carlyle Stockholders are: Allan M. Holt, a Managing Director and Co-head of the U.S. Buyout Group of The Carlyle Group; Todd R. Newnam, a Managing Director of The Carlyle Group; and Claudius (Bud) E. Watts IV, a Managing Director and Head of the Technology Buyout Group of The Carlyle Group.
          Under the Management Agreement, the Company has agreed to pay TC Group, L.L.C. (1) an annual fee of $1.0 million for certain management services and to reimburse TC Group, L.L.C. for certain out-of-pocket expenses incurred in connection with the performance of such services and (2) additional reasonable compensation for other services provided by TC Group, L.L.C. from time to time, including investment banking, financial advisory and other services with respect to acquisitions and divestitures by the Company or sales of equity or debt interests of the Company or any of its affiliates.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On April 22, 2008, the Board adopted forms of the Amended and Restated Stock Option Grant Notice and Amended and Restated Stock Option Agreement (collectively, the “Amended Option Agreements”), effective upon closing of the IPO, for options granted in 2006 and 2007 under the Company’s 2006 Equity Incentive Plan (the “2006 Plan”). The Amended Option Agreements provide, among other things, for:
•	vesting in full of the 2006 and 2007 performance-based options;

•	conversion of the Company’s outstanding superior options into performance-based options that vest based on the Company’s earnings before interest, taxes, depreciation and amortization, as adjusted (“EBITDA”), in 2008, 2009 and 2010 (and 2011 for options awarded in 2007);

•	elimination of EBITDA ranges from the option agreements and provision for the annual proposal of EBITDA ranges by management, subject to approval by the Board;

•	“rolling over” of performance-based options that do not vest (in whole or in part) in any given year into performance-based options for the following year, unless otherwise provided by the Board; and

•	amendment of the definition of “Liquidity Event.”
          On April 22, 2008, the Board also adopted, and the stockholders of the Company approved, the SS&C Technologies Holdings, Inc. 2008 Stock Incentive Plan (the “Plan”), effective upon the effective date of the IPO. The Plan provides for the granting of options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards to employees, officers, directors, consultants and advisors of the Company and its subsidiaries pursuant to the terms described therein.
          The number of shares of Company common stock reserved for issuance under the Plan is equal to the sum of:
(1)	1,250,000 shares of common stock (after giving effect to the Company’s 7.5-for-1 stock split effected in the form of a stock dividend, effective as of April 23, 2008); plus

(2)	an annual increase to be added on the first day of each of the Company’s fiscal years during the term of the Plan beginning in fiscal year 2009 equal to the least of:
(a)	1,250,000 shares of common stock;

(b)	2% of the outstanding shares on such date; or

(c)	an amount determined by the Board.
          If any award expires or is terminated, surrendered or canceled without having been fully exercised, is forfeited in whole or in part (including as the result of shares subject to such award being repurchased pursuant to a contractual repurchase right), is settled in cash or otherwise results in any common stock not being issued, the unused common stock covered by such award shall again be available for the grant of awards under the Plan. In addition, shares of the Company’s common stock tendered to the Company by a participant in order to exercise an award shall be added to the number of shares of common stock available for the grant of awards under the Plan. However, in the case of incentive stock options, the foregoing provisions shall be subject to any limitations under the Internal Revenue Code of 1986. The maximum number of shares of common stock with respect to which awards may be granted to any participant under the Plan is 500,000 per calendar year.
          Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. The Company will adjust the number of shares reserved for issuance under the Plan in the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event.
          The Board may, without stockholder approval, amend any outstanding award granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of any such outstanding award. The Board may also, without stockholder approval, cancel any outstanding award (whether or not granted under the Plan) and grant in substitution therefor new awards under the Plan covering the same or a different number of shares of common stock and having an exercise price per share lower than the then-current exercise price per share of the canceled award.
          The Plan will be administered by the Board or by a committee appointed by the Board. It will terminate ten years following Board adoption, unless the administrator terminates it sooner.
          Stock appreciation rights, restricted stock awards, restricted stock units and other stock-based awards may also be granted under the Plan. The Plan gives the Board the ability to determine the terms and conditions for each of these types of awards, including the duration and exercise price of stock appreciation rights, and the conditions for vesting and repurchase (or forfeiture) and the issue price, if any, of restricted stock and restricted units.
          On April 22, 2008, the Board also adopted a form of Stock Option Grant Notice and Stock Option Agreement (the “Option Agreement”) pursuant to which awards will be granted under the Plan to participants.
          The Option Agreement provides, among other things, that:
•	each option will be for a period of ten years from the date of grant;

•	each option will vest as to 25% of the number of shares underlying the option on the first anniversary of the date of grant and will continue to vest as to an additional 1/36 of the remaining number of shares underlying the option each month thereafter until such options are fully vested;

•	options will become fully vested and exercisable immediately prior to the effective date of a Change in Control as defined in the Option Agreement;

•	any portion of an option that is unvested at the time of a participant’s termination of service will be forfeited to the Company; and

•	any portion of an option that is vested but unexercised at the time of a participant’s termination of service with the Company may not be exercised after the first to occur of the following:
°	the expiration date of the option, which will be no later than ten years from the date of grant,

°	90 days following the date of the termination of service for any reason other than cause, death or disability,

°	the date of termination of service for cause, and

°	twelve months following the termination of service by reason of the participant’s death or disability.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES, INC.
Date: April 28, 2008	By:	/s/ Patrick J. Pedonti
Patrick J. Pedonti
Senior Vice President and Chief Financial Offier